As filed with the Securities and Exchange Commission on April 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viking Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	46-1073877
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Viking Therapeutics, Inc.

11119 North Torrey Pines Road, Suite 50

San Diego, CA 92037

(858) 550-7810

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brian Lian, Ph.D.

President and Chief Executive Officer

Viking Therapeutics, Inc.

11119 North Torrey Pines Road, Suite 50

San Diego, CA 92037

(858) 550-7810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, California 94304 (650) 320-1804	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-197182)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, $0.00001 par value per share	$4,600,000	$534.52

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.
(3)	The Registrant is registering $4,600,000 of proposed maximum aggregate offering price pursuant to this Registration Statement, which is in addition to the amount registered pursuant to the Form S-1 Registration Statement (Registration No. 333-197182).
(4)	Previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement on Form S-1 relating to the public offering of common stock of Viking Therapeutics, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-197182), as amended (the “Prior Registration Statement”), is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the maximum aggregate offering price of the shares be offered in the public offering by $4,600,000, including shares that may be sold pursuant to an option to purchase additional shares granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission on April 28, 2015, are hereby incorporated by reference.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 28, 2015.

VIKING THERAPEUTICS, INC.

By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Lian, Ph.D	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2015
Brian Lian, Ph.D.

/s/ Michael Morneau	Chief Financial Officer (Principal Accounting and Financial Officer)	April 28, 2015
Michael Morneau

*	Director	April 28, 2015
Matthew W. Foehr

*	Director	April 28, 2015
Lawson Macartney, DVM, Ph.D.

*	Director	April 28, 2015
Matthew Singleton

*	Director	April 28, 2015
Stephen W. Webster

*By:	/s/ Brian Lian, Ph.D
Brian Lian, Ph.D.
Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP (contained in Exhibit 5.1).

24.1†	Power of Attorney (contained in the signature page to this registration statement).

†	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) filed with the Commission on July 1, 2014.